UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 9, 2007

BKF CAPITAL GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-10024	36-0767530
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Rockefeller Plaza, New York, New York	10020
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 332-8400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On August 9, 2007, the Audit Committee of the Board of Directors of BKF Capital Group, Inc. (“BKF” or the “Company”), after discussion with the Company’s management, concluded that the financial statements of the Company included in its Form 10-Q for the three months ended March 31, 2007 should no longer be relied upon because of an error contained therein. Specifically, the Company concluded that the adoption of FASB Interpretation No. 48 (Accounting for Uncertainty in Income Taxes) as of January 1 2007 (FIN 48) was not properly recorded by the Company during the quarter ended March 31, 2007 and therefore the March 31, 2007 consolidated statement of financial position required restatement. The Company will file an amendment to the Form 10-Q which will contain restated consolidated financial statements that properly reflect the adoption of FIN 48. The adjustments resulted in an increase to accrued expenses from $1.27 million to $1.83 million and an increase in the accumulated deficit from $59.3 million to $59.86 million. These adjustments had no effect on the results of operations or cash flows of the Company.

The Audit Committee and the management of the Company have discussed with its independent registered accounting firm the matters referenced above, including the restatement of BKF’s consolidated financial statements included in the amendment to its quartlery report on Form 10-Q for the quarter ended March 31, 2007.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial statements of business acquired. None.

(b)	Pro forma financial information. None

(c)	Exhibits. None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BKF CAPITAL GROUP, INC.
(Registrant)

Date: August 9, 2007	By:	/s/ J. Clarke Gray
	Name:	J. Clarke Gray
	Title:	Chief Financial Officer